UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2017

TIFFANY & CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 5, 2017, Frederic Cumenal, the principal executive officer of Tiffany & Co. (the “Company”), stepped down from his position as Chief Executive Officer of the Company, effective immediately.

(c) On February 5, 2017, the Company’s Board of Directors (the “Board”) appointed Michael J. Kowalski as the Company’s Interim Chief Executive Officer, effective immediately. Biographical and other information regarding Mr. Kowalski is set forth in the Company’s Proxy Statement in respect of its 2016 Annual Meeting, filed with the SEC on April 8, 2016. Mr. Kowalski has also been appointed to the Dividend Committee of the Board.

The Company will file an amendment to this Form 8-K to report any material plan, contract or amendment to which Mr. Kowalski is a party that is entered into in connection with his appointment as Interim Chief Executive Officer.

Item 7.01     Regulation FD Disclosure

A copy of the press release issued by the Company on February 5, 2017 announcing Mr. Cumenal’s departure as Chief Executive Officer of the Company, Mr. Kowalski’s appointment as his successor as Interim Chief Executive Officer, and the Company’s statements regarding its 2016 guidance is filed herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by Tiffany & Co. on February 5, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2017	TIFFANY & CO.
	By:	/s/ Leigh M. Harlan
	Name:	Leigh M. Harlan
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Tiffany & Co. on February 5, 2017.

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